MADSEN & ASSOCIATES, CPA'S INC.
-------------------------------
Certified Public Accountants and Business Consultants

                              684 East Vine St #3
                           Salt Lake City, Utah 84106
                             Telephone 801 268 2632
                                Fax 801 262 3978



United States Securities and Exchange Commission
Division of Corporate Finance
450 Fifth Street NW
Washington DC 20549


                                                             Date August 31,2005

Dear Sirs

Re:   Dismissal as Auditor of Sonic Media Corp

We have reviewed Item 4 of the Company's report on Form 8-K regarding our dismissal as auditor and are in agreement with the disclosures contained therein.

                                              Yours truly

                                              /s/ Madsen & Associates CPA's Inc
                                              Madsen & Associates CPA's Inc